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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Ruby Tuesday, Inc.
(Name of Registrant as Specified In Its Charter)

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Ruby Tuesday, Inc.

Supplemental Proxy Disclosures

September 2013

Ruby Tuesday

Overview

- The Company is in a transition that began in 2011 and resulted from sustained underperformance
- The Board believes investing in the new CEO is a critical part of the Company's turnaround
- The Company's compensation practices continue to evolve towards stronger alignment with Company performance

Context of the CEO Transition

- The CEO transition was not an isolated event in the history of the Company – it took place in the context of a broader effort to revive the Ruby Tuesday brand and improve the Company's performance
- The Board determined that Mr. Buettgen's skills and experience made him uniquely qualified to address the core causes of the Company's underperformance

Context of the CEO Transition

- In the years before the transition, the Company experienced sustained underperformance in results and share price
- In the year before Mr. Beall announced his intention to step down, Becker Drapkin Management, L.P. and Carlson Capital, L.P. advised the Company that they had formed a group, acquired a meaningful percentage of the Company's stock, and intended to nominate a slate of nominees for election to the Board at the Company's annual meeting
- Following discussions, one director stepped down and the Company appointed Matthew A. Drapkin and Stephen R. Becker as directors

Context of the CEO Transition

- In January 2012,our CFO announced her retirement effective at the end of FY12

- Shortly thereafter
  - 4 directors departed (including Mr. Becker)
  - 2 industry veterans were appointed to the Board

- Since the CEO transition,
  - Mr. Drapkin became Chairman of the Board
  - Two senior level executives have departed the Company:
    - EVP, President Ruby Tuesday Concept, & COO
    - EVP & Chief Branding Officer
  - Several new executives have joined

New CEO Compensation for FY13

New CEO Compensation for FY13

Our independent compensation consultant (Pearl Meyer & Partners, LLC) provided benchmark compensation data to the Board for both established and newly-hired CEOs based on the Company's peer group and the restaurant industry generally

New CEO Compensation for FY13

The Board believes, and Pearl Meyer validates, that competitive offers in the current market typically provide:


Incentives to induce the candidate to switch employers and assume greater risk
Compensation for foregoing previous awards from prior employer
A competitive target pay opportunity

New CEO Compensation for FY13

Competitive Pay Opportunity	Compensation for Foregoing Awards from Previous Employer	Incentives to Induce Switch and Assume Greater Risk

• Salary
  • Lower salary than prior CEO due to experience and prior CEO's unique relationship
• Annual Bonus
  • Incent superior performance
• High-Performance Award
  • Incent superior performance; align interests with shareholders
	• Make-Whole Award
	  • Offset compensation forfeited by leaving prior employer
	  • Stock awards ensure Mr. Buettgen is invested in the Company and that his interests are aligned with shareholders
		• Annual Bonus
		• Long-Term Incentive
		• High-Performance Award
		• Guarantee designed as an inducement and to temper any incentive to achieve imprudent short-term gain
		• Stock awards ensure Mr. Buettgen is invested in the Company and that his interests are aligned with shareholders

New CEO Compensation for FY13

Historical data (p. 36 of the Proxy Statement) and "Ongoing" CEO compensation (p. 23 of the Proxy Statement) show the trend of lower CEO compensation:



Millions
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
FY14 (at Target) more than 30% lower than FY11
FY13 more than 60% lower than FY12
FY 2011 (Actual)
FY 2012 (Actual)
FY 2013 (Ongoing - Actual)
FY 2014 (Ongoing - Estimated at Target)

Ruby Tuesday

New CEO Compensation for FY13

CEO Compensation has seen significant reductions in recent years:

- FY13 Ongoing CEO compensation was **~29.1%** of FY12 CEO compensation
- Even at Target, FY14 CEO compensation is **down ~10%** from FY12 CEO compensation
- FY14 Ongoing CEO compensation is **down more than 30%** from FY11 CEO compensation

RubyTuesday

New CEO Compensation for FY13

- The Company made a substantial investment in the form of compensation to induce Mr. Buettgen to join
  - The Board sees this as an investment in the Company's turnaround
  - The significant stock awards (achieved in part through the guarantees) ensure that Mr. Buettgen is invested in the Company and that his interests are aligned with shareholders

- Based on the directors' experience and advice from Pearl Meyer, the Board viewed the payment as a necessary one-time expense to retain the talent needed to turnaround poor performance

- Our CEO's ability to realize the full extent of the Company's payments and his future compensation largely depends on the success of that turnaround

FY14 Executive Compensation

FY14 Executive Compensation

- **<u>All executive salaries</u>** were held at FY13 levels
- According to an analysis by Pearl Meyer, the majority of our top executives have salaries, target total cash compensation, and target total direct compensation at or below the 50th percentile for the market

FY14 Executive Compensation

- Certain top executives were granted a one-time High-Performance Stock Option Award to mirror Mr. Buettgen's
- The options vest only if the Company's common stock price appreciates to $14 per share for 20 consecutive trading days prior to December 3, 2015
- These awards align top executives' interests and simultaneously tie incentives directly to shareholder return

Ruby Tuesday

FY14 Executive Compensation

LTI restructured to increase incentive to improve share value:

- 50% service-based stock options
- 25% service-based restricted stock
- 25% performance-based cash incentive compensation.

RubyTuesday

FY14 Executive Compensation

New metrics for FY14 performance compensation:

- All FY14 performance-based compensation requires Adjusted EBITDA performance, ensuring incentives directly relate to the measures we believe are critical to our shareholders
- Adjusted EBITDA-based awards may be increased based on average guest count growth at Ruby Tuesday concept restaurants in Q3 and Q4, thereby focusing management on the foundation for improved performance in the long run
  - Delaying the measurement period to Q3 and Q4 provides flexibility to make needed adjustments to the brand in the near term

FY14 Executive Compensation

Some shareholders have raised concerns about using the same metrics for LTI and bonuses as well as the length of our performance periods

- Our chosen metrics target the critical measures of performance that the Board believes should drive management in FY14
- In July 2013, the Board began evaluating the transition to multi-year performance periods for LTI
  - The Board chose to stay with the current one-year performance period to properly maintain management's focus on the key drivers of the Company's turnaround
- The Board will consider both of these issues in its FY15 compensation decisions

RubyTuesday

Outgoing CEO FY13 Compensation

Ruby Tuesday

Outgoing CEO FY13 Compensation

Mr. Beall's severance payment was appropriate and reasonable:

- Mr. Beall's departure was not an ordinary retirement and his severance payment was consistent with the Severance Plan
- The payment was important to facilitate a smooth transition
- Mr. Beall had a unique role and history with the Company
- Mr. Beall was excluded from most FY13 incentive compensation
  - In FY11 and FY12, Mr. Beall received incentive grants valued at ~$3.5 million and he likely would have received the same in FY13 had he not stepped down as CEO

RubyTuesday